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GENCOR2642                                                          Exhibit 10.2

                                ESCROW AGREEMENT

       THIS AGREEMENT, made and entered into this 10th day of April, 1995, by and among GENESEE CATTLE CO. ("Creditor"), EVRO CORPORATION, a Florida corporation ("Evro"), with its principal place of business located in Tampa, Florida, and SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C., a New York professional corporation ("Escrow Agent"), with its principal place of business located in Syracuse, New York.

       1.      Purposes.

               (a) Evro and the Creditor have entered into, or agreed to be bound by, a certain Promissory Note in the amount of Five Hundred Fifty Thousand Dollars ($550,000.00) ("Promissory Note"), attached hereto as Exhibit "A", pursuant to which Certificate number Thirty-Three of The Sports & Shopping Network, Inc. ("TSSN") which represents all of the shares of TSSN currently held in the name of Evro is to be held by the Escrow Agent on behalf of the Creditor as collateral ("TSSN Certificate")

               (b) The parties to the Promissory Note have agreed that the Escrow Agent shall hold the TSSN Certificate in its possession until such time as the Escrow Agent in accordance with the provisions of Paragraph "4" of this Agreement is authorized to deliver the TSSN Certificate to the appropriate party.





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GENCOR2642                                                         Exhibit 10.2


       2. Escrow Agent. The parties hereto hereby appoint and designate the law firm of SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C., as the Escrow Agent under this Agreement; and SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C., hereby accepts its designation as Escrow Agent hereunder.

       3.      Deposit of Escrow Documents by Evro.

               Evro shall, immediately upon execution of this Agreement, deposit with the Escrow Agent for the benefit of the Creditor the TSSN Certificate, along with a properly completed stock power transferring title to the TSSN Certificate to the Creditor.

       4. Delivery of Certificate. The Escrow Agent shall hold the Certificate and stock power in its possession until it receives notification satisfactory to it that the Promissory Note has been paid in full in which case it shall deliver the TSSN Certificate and stock power to Evro. If by the close of business on the due date of the Promissory Note the Escrow Agent has not been notified that the Promissory Note has been paid in full, or extended by the mutual agreement of the parties, then, in that event, it shall utilize the stock power to cause the Certificate to be reissued in the name of the Creditor.

       5. Voting of TSSN Shares. The parties hereby agree that Evro shall be entitled to vote the TSSN shares represented by the





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GENCOR2642                                                          Exhibit 10.2

TSSN Certificate for so long as such shares are held by the Escrow Agent.

       6. Liability of Escrow Agent. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or retraining from action on any instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or Parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without liability upon the contents thereof. The Escrow Agent shall not be liable for any obligation taken or omitted by it in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with advice of counsel, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Each party agrees to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and the parties agree jointly to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder which are not a consequence of any party's action, except in either case for the Escrow Agent's own





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GENCOR2642                                                          Exhibit 10.2

willful misconduct or gross negligence.

       7. Dispute. It is understood and agreed that if any dispute arises with respect to the delivery of the Escrow Documents, the written notices to be delivered to the Escrow Agent or the duties of the Escrow Agent hereunder, the Escrow Agent, at its sole option, is authorized to retain in its possession, without liability to anyone, all or any part of the Escrow Documents until such dispute shall have been settled, either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent, signed by all of the parties), or by a final order, decree, or judgment of a court of competent jurisdiction in the State of New York (the time for appeal having expired and no appeal being perfected), all costs and expenses of which shall be paid by the parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceeding.

       8. Notices. Any notice or other communication required to be given under this Agreement shall be given in writing and delivered personally, or by fax, or if by mail, by either certified or registered mail, return receipt requested, to the parties at their last known mailing addresses. Notice shall be deemed given if personally served, or if by fax on the date of its actual receipt and, if given by certified or registered mail,





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GENCOR2642                                                          Exhibit 10.2

on the date of its mailing.

       9. Benefit. This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, heirs, assigns and successors of the respective parties.

       10. Modification. This Agreement may not be altered or modified without the express written consent of the parties.

       11. Signatures. This Agreement and any modifications to it may be executed by the exchange of facsimile signatures, which shall be deemed as original signatures, and it may be executed in counterparts.

       The foregoing is established by the following signatures of the parties.

CREDITOR                        EVRO CORPORATION


By: /s/ Brain Foster            By: /s/ Daniel B. Boyar
   ----------------------          ----------------------------
                                   Daniel M. Boyar, President
                                   and Chief Executive Officer



                                SCOLARO, SHULMAN, COHEN,
                                LAWLER & BURSTEIN, P.C.

                                By: /s/ Stephen H. Cohen
                                    ---------------------------




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